SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                             FORM 8-K


                            CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 2, 1997


                         SYQUEST TECHNOLOGY, INC.
                (Exact name of registrant as specified in its charter)

                               Delaware
                (State or other jurisdiction of incorporation)

                        0-19674                      94-2793941
        (Commission File Number)      (IRS Employer Identification No.)



                  47071 Bayside Parkway, Fremont, California 94538
                (Address of principal executive offices) (Zip Code)


                Registrant's telephone number, including area code
                                          (510) 226-4000


                                        Not Applicable
(Former name or former address, if changed since last report.)

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5  Other Events

Filing of Registration Statement on Form S-3

                On July 2, 1997, SyQuest Technology, Inc. ("Registrant" Registration Statement on Form S-3 (the "Registration Statement"), rela to the registration of Registrant's Common Stock for resale by certain Stockholders (as described in the Registration Statement attached heret
99.1 and incorporated herein by this reference). As part of the Regist , Registrant updated the risk factors relevant to a decision as to whet in Registrant's Common Stock.


Item 7  Financial Statements and Exhibits


    c)  Exhibits

        99.1 Registrant's Registration Statement on Form S-3, as filed Securities and Exchange Commission on July 2, 1997.


                                                 SYQUEST TECHNOLOGY,INC

                                                        (Registrant)


Dated:  July 2, 1997                         By /s/ Edwin L. Harper
                                              Edwin L. Harper,

                                          President and Chief Executive

Exhibit 99.1

As filed with the Securities and Exchange Commission on July 2, 1997.

                                Registration No. 33-28225


                        SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549

                      -----------------------------------------


                                AMENDMENT NUMBER 1 TO FORM S-3
                                REGISTRATION STATEMENT
                                                UNDER
                                THE SECURITIES ACT OF 1933

                     ------------------------------------------


                                SYQUEST TECHNOLOGY, INC.
                        (Exact name of registrant as specified in
                         its charter)



                        DELAWARE                                94-2793
                (State or other jurisdiction of
                incorporation or organization)      (I.R.S. Employer Id
                                                     Number)

                                        47071 BAYSIDE PARKWAY
                                        FREMONT, CALIFORNIA  94538
                                        (510) 226-4000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                        ------------------------------


                                        EDWIN L. HARPER
                                        PRESIDENT AND CHIEF EXECUTIVE O
                                        SYQUEST TECHNOLOGY, INC.
                                        47071 BAYSIDE PARKWAY
                                        FREMONT, CA  94538
                                        (510) 226-4000



(Name, address, including zip code and telephone number, including area code of agent for service)


        ____________________________________

                                        COPIES TO:
                                        STEVEN O. GASSER
                                        BENJAMIN L. DOUGLAS
                                        SHARTSIS, FRIESE & GINSBURG LLP
                                        ONE MARITIME PLAZA, EIGHTEENTH
                                        SAN FRANCISCO, CA  94111
                                        (415) 421-6500

        Approximate date of commencement of proposed sale to the public:

        As soon as practicable after the Registration
Statement becomes effective.


------------------------------------------------------


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be       Proposed         Proposed
to be Registered       Registered/        Maximum          Maximum
                                          Offering         Aggregate
                                          Price Per        Offering
                                          Share 1          Price 2

Common Stock $.0001
  par value........   54,640,512         $1.844        $100,757,104.13

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


----------------------------------------------------

1       Includes (i) a presently indeterminate number of
shares issued or issuable upon conversion of or otherwise in respect of Registrant's 5% Cumulative Convertible Preferred Stock, Series 3, (ii) a presently indeterminate number of shares issuable upon conversion of or otherwise in respect of Registrant's 5% Cumulative Convertible Preferred Stock, Series 4, (iii) 34,325,000 shares issuable upon exercise of certain outstanding stock purchase warrants, and (iv) 6,172,432 shares issued to six suppliers of Registrant as part of restructuring by Registrant of certain trade payables, as such numbers may be adjusted in accordance with Rule 416, including without limitation, adjustments as a result of floating rate conversion prices.

2       Estimated solely for the purpose of calculating the
amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of Common
Stock reported in the Nasdaq National Market on June
25,1997.


                                        PROSPECTUS

                                SYQUEST TECHNOLOGY, INC.

                                        54,640,512 SHARES
                                        COMMON STOCK
                                (PAR VALUE $.0001 PER SHARE)

        All of the shares of Common Stock, par value $.0001 per share ("Common Stock") of SyQuest Technology, Inc., a Delaware corporation ("SyQuest" or the "Company"), offered hereby are being offered for resale by certain stockholders of the Company (the "Selling Stockholders") as described more fully herein. The Company will not receive any proceeds from the sale of the shares offered hereby. The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "SYQT." The last reported sales price of the Company's Common Stock on the
Nasdaq National Market on June 25, 1997 was $1.844 per share.

        The shares of Common Stock offered hereby by the Selling Stockholders consist of (i) in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act") a presently indeterminate number of shares issued or issuable upon conversion or otherwise in respect of 50,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 3, par value $.001 (the "Series 3 Preferred Stock"), (ii) a presently indeterminate number of shares issuable upon conversion or otherwise in respect of 280,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 4, par value .001 (the "Series 4 Preferred Stock"), (iii) up to 34,325,000 shares issuable upon exercise of certain outstanding stock purchase warrants (the "Stock Purchase Warrants") and (iv) up to 6,172,432 shares issued to six suppliers of the Company as part of a restructuring by the Company of certain trade payables. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 3 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 3 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 3 Preferred Stock was issued, which price is $2.343. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 4 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 4 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 4 Preferred Stock was issued, which price is $2.343. The number of shares available for resale is subject to adjustment and could be materially less or more than such estimated amount depending on factors which cannot be predicted by SyQuest at this time, including, among others, the future market price of the Common Stock. This presentation is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock. See "Risk Factors -- Convertible Securities, Warrants and Options; Potential Dilution and Adverse Impact on Additional Financing" and "Selling Stockholders."

                                ________________________________

        THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE
        A HIGH DEGREE OF RISK.  SEE "RISK FACTORS"
        AT PAGE 3 OF THIS PROSPECTUS


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
        CRIMINAL OFFENSE.

       The date of this Prospectus is July 2, 1997


        All expenses of this offering will be paid by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Stockholders. Estimated expenses payable by the Company in connection with this offering are approximately $123,394.33. See "Plan of Distribution." The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.

        The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market, in privately negotiated transactions or otherwise. The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. See "Use of Proceeds" and "Plan of Distribution."

AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

        A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed fees.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed or to be filed with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus:

        1) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996;

        2)      The Company's Current Reports on Form 8-K dated
October 31, 1996, as
amended, November 11, 1996, November 25, 1996, December 2,
1996, December 30, 1996; January 23, 1997, February 3, 1997,
February 28, 1997, April 15, 1997 and June 11, 1997;

        3) The Company's Registration Statement on Form 8-A registering the Common Stock under Section 12(g) of the Exchange Act; and

        4) The Company's Current Reports on Form 10-Q for the Quarters ended December 31, 1996, and March 31, 1997.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000, Attn: Henry C. Montgomery, Executive Vice President, Finance and Chief Financial Officer.

        "SyQuest" is a registered trademark of the Company, "EZ135," and "EZ Flyer" and "SyJet" are trademarks of the Company. This Prospectus also includes trademarks of companies other than SyQuest Technology, Inc.

THE COMPANY

        The Company designs, develops, manufactures, and markets removable hard disk cartridges, associated disk drives and free-standing storage systems. The Company's products combine the advantages of fixed hard disk drives with the benefits of removability, which include unlimited incremental expansion of data storage capacity, transfer and sharing of data and software among personal computers, and backup, archival storage and physical security of data. The Company's principal products have been 5.25 inch and 3.5 inch cartridges, drives and storage systems used with personal computers and work stations manufactured and sold by manufacturers of such products. These products are typically purchased by distributors, mail order firms, national retail chains, value added resellers, original equipment manufacturers ("OEMs") for integration into their equipment, government contractors and others for resale to the end users.

        The Company's principal executive offices are located at 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000.

        RISK FACTORS

        THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. THE DISCUSSION IN THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, CERTAIN FORWARD-LOOKING STATEMENTS
THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF
THE COMPANY'S PLANS, BELIEFS, EXPECTATIONS AND INTENTIONS.
THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE FOLLOWING RISK FACTORS, AS WELL AS FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS
WHEREVER THEY APPEAR IN THIS PROSPECTUS.

NEED FOR ADDITIONAL FINANCING; FUTURE CAPITAL NEEDS.

        The Company has incurred losses in its fiscal year ended September 30, 1995, and in its fiscal year ended
September 30, 1996. To meet its working capital needs, the Company has engaged in a series of financing transactions during calendar 1996 and 1997.

        In June 1996, the Company closed the sale of 20,000 shares of 7% Cumulative Convertible Preferred Stock, Series 1 (the "7% Cumulative Preferred Stock") for $20 million in gross proceeds. In July 1996, the Company issued a $7.7 million 6% Convertible Subordinated Debenture (the "Debenture") to one of its suppliers, of which a portion is convertible into up to 400,000 shares of the Company's Common Stock at a conversion price of $6.9375 per share. Subsequently, the Company worked out repayment schedules with other major suppliers and converted approximately $43.1 million of accounts payable and other obligations to notes payable reflecting extended repayment terms. From late September 1996, through October 30, 1996, and from late February 1997, through late April 1997, the Company exchanged with ten of these suppliers approximately $24.44 million of notes payable for 8,047,269 shares of Common Stock in the aggregate. In October 1996, the Company sold 5,500 shares of Cumulative Convertible Preferred Stock, Series 1 ("Convertible Preferred Stock") for $5.5 million in gross proceeds and sold 24,500 shares of 5% Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Preferred Stock") for $24.5 million in gross proceeds. In November 1996, the Company sold 1,500,000 shares of its Common Stock for approximately $8.5 million to an international investment firm and granted that investor warrants to purchase up to 1,875,000 shares of Common Stock, depending on, among other things, the number of shares of Common Stock owned by such investor on July 12, 1997. In March 1997, the Company sold 50,000 shares of the Series 3 Preferred Stock for $5 million in gross proceeds. In May 1997, the Company sold 280,000 shares of the Series 4 Preferred Stock for $28 million in gross proceeds. The terms of these financings are described in three of the Company's Current Reports on Form 8-K dated, respectively, June 14, 1996, October 31, 1996, November 11, 1996, April 14, 1997, and May 30, 1997.

        As of March 31, 1997, the Company had $3.2 million in cash and cash equivalents. For the six months ended, March 31, 1997, the Company used approximately $41.0 million of cash in operating activities and an additional $2.0 million in capital equipment purchases. The Company believes that, based on a number of events occurring, the current sources of financing available to the Company will be sufficient to fund the Company's operations into the near future. There can be no assurance, however, that additional financing will be available when needed, if at all, or on favorable terms. The Company is in the process of performing an extensive review of its operating cost structure and will implement spending levels consistent with revenue expectations. If results of operations for fiscal 1997 do not meet management's expectations, or additional capital is not available, management has the ability and intent to reduce certain expenditures so as not to require additional capital resources. The precise amount and timing of the Company's funding needs cannot be determined accurately at this time, and will depend upon a number of factors, including the market demand for the Company's products, the progress of the Company's product development efforts, the availability of critical components, the Company's strategic alliances, if any, for the manufacture of its products, the Company's inventory and accounts receivable management and whether key suppliers will grant payment terms for the purchase of materials and services. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of holders of the Company's
Common Stock. See "Risk Factors -- Convertible Securities, Warrants and Options; Potential Dilution and Adverse Impact on Additional Financing."

RISK OF LOSING NASDAQ LISTING.

        The Company believes that with the recent equity financings in the gross amount of approximately $33 million and the recent exchanges of debt-to-equity in the approximate amount of $12.87 million, the Company satisfies the listing requirements of a Nasdaq National Market issuer. However, the Company continues to incur losses, and as such there can be no assurance that the Company will continue to meet the listing requirements of The Nasdaq National Market in the future. Should the Company fail to meet such listing standards, it may be delisted from the Nasdaq Stock Market. Trading, if any, in the listed securities would thereafter be conducted on the Electronic Bulletin Board or the National Quotation Bureau's "pink sheets." As a result, should delisting occur, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the Company's securities. This would likely have a material and adverse effect on the market price of the Company's Common Stock and on the Company's ability to raise additional capital.

CONVERTIBLE SECURITIES, WARRANTS AND OPTIONS; POTENTIAL
DILUTION AND ADVERSE IMPACT ON ADDITIONAL FINANCING.

        As of May 23, 1997, the Company had outstanding options and warrants to purchase an aggregate of 45,790,642 shares of Common Stock, at a weighted average exercise price of $2.6590 per share. The exact number of shares of Common Stock issuable upon conversion of the 7% Cumulative Preferred Stock, the Series 3 Preferred Stock and the Series 4 Preferred Stock (collectively, the "Preferred Stock") cannot be estimated with certainty because, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock at the time of such conversion, and there is no cap on the number of shares of Common Stock that may be issuable. The number of shares of Common Stock issuable upon conversion of the Preferred Stock is also subject to various adjustments to prevent dilution resulting from stock splits, stock dividends or similar transactions. Further, the Company may, at its election, choose to issue additional shares of Series 3 Preferred Stock or Series 4 Preferred Stock in lieu of cash dividends due to the holders of the Series 3 Preferred Stock and the Series 4 Preferred Stock, respectively.

        In addition, on November 13, 1996, SyQuest sold to an investor 1,500,000 shares of Common Stock that became freely tradeable, subject to compliance with applicable securities laws, on approximately February 12, 1997. As part of this same transaction, the Company issued a warrant that will become exercisable for between 375,000 shares and 1,875,000 shares of Common Stock, depending on a number of factors.

        To the extent that such options and warrants are exercised, shares of Common Stock or Series 3 Preferred Stock or Series 4 Preferred Stock are issued in lieu of cash dividends or convertible securities are converted, substantial dilution of the interests of the Company's stockholders is likely to result and the market price of the Common Stock may be materially adversely affected. Such dilution will be greater if the future market price of the Common Stock decreases. For the life of such warrants, options and convertible securities the holders will have the opportunity to profit from a rise in the price of the underlying securities. The existence of such warrants, options and convertible securities is likely to affect materially and adversely the terms on which the Company can obtain additional financing, and the holders of such warrants, options and convertible securities can be expected to exercise them at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such warrants, options and convertible securities.

        The Company has filed Registration Statements on Form S-8 under the Act to register shares of Common Stock subject to stock options and to the Company's employee stock purchase plan that will permit the resale of such shares, subject to Rule 144 volume limitations applicable to affiliates of the Company and vesting restrictions. The Company has also registered the Common Stock issuable upon exercise of the warrants and conversion of the convertible securities pursuant to a prospectus included in Registration Statement Nos. 333-7369 and 333-17119. Such registered shares can be sold without any holding period or sales volume limitations. The registration of the shares set forth in the Selling Stockholders table set forth below is in addition to the shares previously registered.

UNCERTAINTY OF MARKET ACCEPTANCE OF PRODUCTS.

        The Company's future success will depend upon market acceptance of its new products and upon the Company's ability to establish its new products as industry standards. In December 1996, the Company began shipping its SyJet 1.5 Gigabyte Removable Cartridge Hard Drive (SyJet) product line. During the quarter ended March 31, 1997, the Company commenced volume sales of SyJet which accounted for approximately 46.4% of the total Company sales for the quarter then ended. While the Company believes that the SyJet product line has been favorably received by the marketplace, there can be no assurance that the level of acceptance will continue or grow. Through March 31, 1997, SyJet production was constrained by industry-wide shortages of critical components and other production shortfalls. While the Company continues its efforts to increase its manufacturing output for SyJet to meet the sales demand there can be no assurances that the Company will be successful in manufacturing the required unit volumes or that the product will continue to be accepted in the marketplace.

        The SyQuest technology is different from the most widely used data storage devices today (hard disk drives, floppy disk drives and CD-ROM drives). No new type of read/writeable data storage device has achieved widespread market acceptance in recent years and there can be no assurance that the Company's new products will achieve market acceptance. Whether the Company's new products will achieve significant market acceptance will depend upon a number of factors, including the price, performance and other characteristics of competing solutions introduced by other vendors, the timing of the introduction of such products, and the success of the Company in establishing OEM arrangements for the Company's new products. See "Risk Factors - Competition" and "- Shortages of Critical Components; Absence of Supply Contracts; Supplier Workouts." There can be no assurance that the Company will be successful in satisfying any of these factors. In addition, the two formats of removable-media storage which have gained widespread market acceptance to date--floppy disk drives and CD-ROM drives--are both used by software manufacturers as a means of software distribution. The Company's products are not currently used for software distribution. The failure of the Company's new products to achieve widespread commercial acceptance would have a material adverse effect on the Company's financial results and business.

CONTINUED SALES OF THE EZ FLYER 230, AND;  DISCONTINUATION
OF EZ135.

        Through the second quarter ended March 31, 1997, EZ Flyer 230 sales accounted for approximately 25.0% of the Company's revenue compared to approximately 34.4% for the first quarter ended December 31, 1996. While the Company believes that the EZ Flyer 230 will continue to be an important contributor to the Company's revenue in the near future, there can be no assurances, in the face of increased competition and higher capacity solutions, that the demand for the EZ Flyer 230 will continue at current levels.

        The Company's EZ135 products accounted for 4% of
revenue for the second quarter ended March 31, 1997,
compared to 16.1%, 16.0%, 45.0%, 46.0% and 42.0% for the
quarters ended December 31, 1996, September 30, 1996, June
30, 1996, March 31, 1996, and December 31, 1995,
respectively. The Company discontinued production of the
EZ135 during the fourth quarter of fiscal 1996.  However,
the Company continues to sell available stock.   While the
EZ135 has made a contribution to revenue during the quarter ended March 31, 1997, there can be no assurances that sales of this product line will continue.

SHORTAGES OF CRITICAL COMPONENTS; ABSENCE OF SUPPLY
CONTRACTS; SUPPLIER WORKOUTS.

        Many components incorporated in, or used in the manufacture of, the Company's products are currently only available from sole source suppliers. During the 1996 fiscal year and the first two quarters of fiscal 1997, the Company experienced disruption in its supply of certain components for a number of reasons including, industry wide shortages and the shortage of cash to pay suppliers. During fiscal 1996, component shortages due to limited cash availability affected the Company's ability to produce EZ Flyer 230 products and limited the Company's ability to implement certain cost reduction and productivity improvement plans. Moreover, the Company may continue to experience difficulty in the future in obtaining a sufficient supply of many key components due to the shortage of cash to pay suppliers and other reasons. A disruption in the supply of key components have had a material adverse affect on the Company's ability to generate sales and the ability to successfully produce the SyJet product in volumes necessary to meet demand. If such disruption continues, the Company's ability to generate sales and increase revenues will be materially adversely effected.

        On July 15, 1996, the Company issued the Debenture to one of its suppliers pursuant to which up to 400,000 shares of Common Stock could be issued to such supplier at a conversion price of $6.9375 per share. Subsequently, the Company negotiated with other suppliers to extend the payment dates on amounts owed. The Company conducted similar negotiations with other suppliers, converting a total of approximately $43.1 million of accounts payable and other obligations to those suppliers, to notes payable to reflect extended repayment terms. In September and October 1996, February, March and April 1997, the Company received certain of those notes payable in exchange for an aggregate of 8,047,269 shares of Common Stock. As a result of the Company's completion of recent financing transactions and other efforts by management to improve SyQuest's balance sheet, a number of Company suppliers have begun to transition from doing business with the Company on a C.O.D. basis and are selling to the Company under more standard commercial terms. However, many of SyQuest's key suppliers continue to do business with SyQuest on a C.O.D. basis, which requirement places demands on the Company's available cash resources that may limit its financial flexibility and its ability to meet market demand for its products.

        The Company purchases all of its sole and limited source components and equipment pursuant to purchase orders placed from time to time and has no guaranteed supply arrangements. The inability to obtain sufficient components and equipment, to obtain or develop alternative sources of supply at competitive prices and quality, or to avoid manufacturing delays could prevent the Company from producing sufficient quantities of its products to satisfy market demand, result in delays in product shipments, increase the Company's material or manufacturing costs, or cause an imbalance in the inventory level of certain components. Moreover, difficulties in obtaining sufficient components may cause the Company to modify the design of its products to use a more readily available component, and such design modifications may result in increased costs and product performance problems. Any or all of these problems could in turn result in the loss of customers, provide an opportunity for competing products to achieve market acceptance and otherwise adversely affect the Company's business and financial results.

COMPETITION.

     The data storage industry is highly competitive. The Company believes that its products compete most directly with other removable-media data storage devices, such as disk drives offered by Iomega Corporation and magneto optical disk drives. Although the Company believes that its products offer performance and certain other advantages over most other removable-media storage devices available today, the Company believes that the price/performance levels of existing removable-media products will improve and that other companies will introduce new removable-media storage devices. Accordingly, the Company believes its products will face increasingly intense competition. In particular, a consortium comprising Compaq Computer, 3M, Insite and Matsushita-Kotobuki Electronics Industries Ltd. has announced and is selling the LS120, a high capacity floptical drive that is compatible with conventional floppy disks. Each of Mitsubishi Electric Corp. and Mitsumi has also announced that it plans to manufacture a high capacity, floppy drive that is downward compatible with existing floppy diskettes. If successfully marketed, these drives would compete with the Company's EZ products. The Iomega Zip drive, a high capacity floppy disk drive, is a competitor to EZ Flyer 230. The JAZ drive is Iomega's first removable hard drive and competes directly with SyQuest's products. In addition, to the extent that SyQuest drives are used for incremental primary storage capacity, they also compete with conventional hard disk drives. In addition, the leading suppliers of conventional hard disk drives could at any time determine to enter the removable-media storage market.

        As new and competing removable-media storage solutions are introduced, it is possible that the first such solution to achieve a significant market presence will emerge as an industry standard and achieve a dominant market position.
If such is the case, there can be no assurance that the Company's products would achieve significant market acceptance, particularly given the Company's size and market position relative to its competitors.

TECHNOLOGICAL CHANGE AND NEW PRODUCTS.

        The Company operates in an industry that is subject both to rapid technological change and rapid change in consumer demands. For example, over the last 10 years the typical hard disk drive included in a new personal computer has increased in capacity from approximately 40 megabytes
(Mbs) to 2 gigabyte (GB) or more, while the market price per megabyte of a hard disk drive has dramatically decreased. The Company's future success will depend in significant part on its ability continually to develop and introduce, in a timely manner, new removable disk drive products with improved features, and to develop and manufacture those new products within a cost structure that enables the Company to sell such products at lower prices than those of comparable products today. In addition, the Company depends on technological developments from other vendors for the components in its products (such as heads, semiconductor devices and media). The Company has recently introduced its EZ Flyer 230 which is targeted for sale to the Company's traditional customer base in the desktop publishing, prepress and service bureau segments, as well as to a broad array of users in the SOHO (Small Office/Home Office) market segment. The SyJet 1.5 GB removable cartridge hard drive is targeted towards computer, audio and video OEMs, as well as retail, the Company's traditional customer base and the SOHO market segment. The Company believes that this product will compete with the Iomega JAZ. There can be no assurance that the Company will be successful in developing, manufacturing and marketing cost effective products (including the EZ Flyer 230 and the SyJet 1.5 GB) that meet both the performance and price demands of the data storage market.

DEPENDENCE ON STRATEGIC MARKETING ALLIANCES.

        The Company's business strategy depends in significant part on establishing successful strategic alliances with a variety of key companies within the computer, audio and video industries. Among the types of alliances contemplated by the Company's business strategy are: OEM arrangements with personal computer, audio and video manufacturers that will include SyQuest products as a standard feature or factory-installed option in their personal computers;
reseller arrangements (including private and co-branding arrangements) with major vendors of computer products covering the resale of the Company's products by such companies; and licensing arrangements under which the Company grants certain computer manufacturers on a royalty-bearing basis the right to manufacture and sell its drives or media. Moreover, the Company believes that establishing strategic alliances (especially OEM arrangements) is critical to the success of its business, and there can be no assurance that the Company will be successful in doing so.
In addition, the Company's strategic alliances are generally not covered by binding contracts and may be subject to unilateral termination by the Company's strategic partners, and may also require the Company to share control over its manufacturing and marketing programs and technologies.

RELIANCE ON MANUFACTURING RELATIONSHIPS; NOMAI LAWSUITS.

        The Company plans to continue to use independent parties to manufacture for the Company a portion of the Company's components. The Company currently has manufacturing relationships for cartridges and others for manufacture and subassembly of components.

        On November 18, 1996, the Company and Herve Frouin and Marc Frouin (the "Frouins"), owners of a controlling interest in Nomai, announced the execution of a letter of intent proposing a transaction (the "Proposed Transaction") in which the Company would acquire a controlling interest in Nomai from the Frouins in exchange for 3,422,968 shares of the Company's Common Stock, and would commence a tender offer to acquire up to 100% of the publicly held shares of Nomai. On November 25, 1996, however, the Company announced that plans to acquire Nomai have been terminated. The
Company subsequently filed a suit against Nomai, the Frouins and certain other defendants in the United States District Court for the Northern District of California alleging, among other things, patent infringement and violation of trademark and unfair competition laws. On May 23, 1997, Nomai filed a counterclaim against the Company alleging, among other things, breach of contract and violations of the unfair competition laws. Settlement discussions are continuing, but there can be no assurance that any settlement will be reached.

        In September 1996, the Company and Legend Group ("Legend"), the largest computer systems manufacturer and distributor in the People's Republic of China, announced an intention to form a joint venture company for the manufacture and distribution of the Company's removable cartridge hard drives and products in China and to make Legend the exclusive distributor of the Company's products in the developing Chinese market. The Company would provide the proposed joint venture company with training and manufacturing know-how to insure that the joint venture had the requisite skills to manufacture the Company's removable cartridge hard drives and products. It is anticipated that both Legend and the Company would contribute the capital required for the joint venture. The Company and Legend have entered into a Memorandum of Understanding under which Legend would invest up to $20 million in the Company. Negotiations regarding such an equity investment have been deferred. The completion of any such investment may require approval of the Company's stockholders pursuant to Nasdaq listing rules and may be subject to a waiting period pursuant to the Hart-Scott-Rodino Act. In December 1996, the Company and Legend announced a distribution agreement whereby Legend has become the exclusive distributor of the Company's products in the developing Chinese market.

        There can be no assurance that the Company will be successful in prosecuting its lawsuits against or in maintaining its manufacturing relationships with Nomai, that the joint venture or financing agreement with Legend will be consummated or successful, or that the Company will successfully establish additional relationships in the future or successfully manage such manufacturing relationships. The lawsuit against Nomai and either the completion of or failure to complete the proposed transactions with Legend could have numerous consequences that could affect the Company materially and adversely. The Company's manufacturing relationships are generally not covered by binding contracts and may be subject to unilateral termination by the Company's manufacturing partners. Moreover, there can be no assurance that third-party manufacturers will be willing or able to meet the Company's quantity or quality requirements for manufactured products.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS.

        The Company has experienced and in the future may continue to experience significant fluctuations in its quarterly operating results. Factors such as price reductions, the introduction and market acceptance of new products, product returns, the availability of critical components and the lower gross margins associated with the Company's newly introduced products could contribute to this quarterly variability. Moreover, the Company's expense levels are based in part on expectations of future sales levels, and a shortfall in expected sales could therefore result in a disproportionate decrease in the Company's results of operations. As a result of these and other factors, it is likely that the Company's operating results in some future period will be below the expectations of investors, which would be likely to result in a significant reduction in the market price of the Common Stock.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; INTELLECTUAL PROPERTY
LITIGATION.

        The Company's success depends heavily on the establishment and maintenance of proprietary technologies. The Company relies on a combination of patent, copyright and trade secret law to protect the technology in its drives and cartridges. The Company holds numerous U.S. and foreign patent applications relating to its drives and hard disk cartridges. Many of these patents, however, do not pertain to the Company's recent product generations, and there can be no assurance that additional patents will issue in the future. There can be no assurance that the steps taken by the Company to protect its technology will be adequate to prevent misappropriation of its technology by third parties, or that third parties will not be able independently to develop similar technology. In particular, the Company's sales have been and will continue to be materially adversely affected when parties develop cartridges compatible with the Company's disk drives.

        The Company filed suit against Nomai, S.A. (Nomai) and Maxell in France for copyright and patent infringement. The Company initiated an arbitration proceeding against Nomai seeking payment of outstanding royalties of approximately $1 million. The arbitration process began in May 1995, in San Jose, California and is under way.

        On January 27, 1997, the Company filed a suit against Nomai, S.A.,
Electronique d2 and La Cie Ltd. in Federal district court in San Francisco for patent, trademark and copyright infringement, unfair competition and breach of contract.
The suit alleges that Nomai and others have illegally used the Company's proprietary technology in certain of Nomai's competing products. The suit seeks to block further sales of such products along with damages deriving from harm done to the Company by this conduct. Nomai has filed a counter claim including claims for breach of contract, misrepresentation, interference with contract and unfair competition.

        From time to time the Company receives notices alleging that the Company's products infringe third party proprietary rights. A third party notified the Company in June 1995, that such party believes the Company infringes on six of its U.S. patents. It is the Company's belief that the claims are without merit or that the infringement claims relate to component parts purchased from vendors. The Company also believes that if the third party prevails on its claims, the Company will be indemnified by its vendor for any liability arising from the alleged infringements and that this matter will not have a material effect upon its financial condition or results of operations.

        One company has notified the Company that it believes the Company's products infringe six U.S. patents. It is the Company's belief that the claims are without merit or that the infringement claims relate to component parts purchased from vendor The Company also believes that in the event this company prevailed on its claims, the Company would be indemnified by its vendors for any liability arising from the alleged infringements and that this matter will not have a material adverse effect upon its financial condition or results of operations. Another company has notified the Company that it believes a number of the Company's removable cartridge hard drives products infringe several of its patents relating to the use of spin motors in disc drives. The
Company believes that its removable cartridge hard drive products do not infringe the claims of these patents and that some or all of the asserted patents are invalid.

        The Company, in the normal course of business, receives and makes inquiries relating to other intellectual property matters including alleged patent infringement. The
Company may negotiate licenses or other settlements when it considers such action appropriate.

        Patent and similar litigation frequently is complex and expensive and its outcome can be difficult to predict. There can be no assurance that the Company will prevail in any proceedings that may be commenced against the Company. In addition, certain technology used in the Company's products is licensed from third parties. The termination of any such license arrangements could have a material adverse effect on the Company's business and financial results.

INTERNATIONAL OPERATIONS.

        International sales generated a significant portion of the Company's revenues in fiscal years 1995 and 1996, and the Company expects international sales to continue to constitute a significant percentage of its total sales in the future. The international portion of the Company's business is subject to a number of inherent risks, including difficulties in building and managing foreign operations and foreign reseller networks, the differing product needs of foreign customers, fluctuations in the value of foreign currencies, import- export duties and quotas, and regulatory, economic or political changes. Moreover, the Company relies on foreign companies for the supply of certain critical components and is increasingly relying on foreign companies for the manufacture of certain of its products, and these relationships may be subject to some of the same risks affecting its international sales. There can be no assurance that these factors will not materially and adversely affect the Company's international sales and its overall business and financial performance.

        The Company's international sales are predominantly denominated in U.S. dollars. Accordingly, a significant increase in the valuation of the U.S. dollar and the resultant increase in the price of the Company's foreign currency priced products could have a material adverse effect on the Company's sales.

MANAGEMENT CHANGES; DEPENDENCE ON KEY PERSONNEL.

        The Chairman of the Board, the President and Chief
Executive Officer, the Executive Vice President and Chief
Financial Officer, the Executive Vice President-Sales, the
Chief Technical Officer and the Executive Vice President-
Operations, have been with the Company approximately one year or less. Syed Iftikar, the Company's former Chairman of the Board, President and Chief Executive Officer, ceased to be an officer of the Company on June 13, 1996, and resigned as a director on August 15, 1996.

        The Company's success will depend in large part upon the capabilities of the new management team. The inability of such individuals to become familiar with the widespread operations of the Company and its subsidiaries and turn around the financial situation of the Company could have a material adverse effect on the Company. The Company's success will also depend in significant part upon its ability to attract and retain highly-skilled management and other personnel. Competition for such personnel in the computer industry is intense, and the Company has from time to time experienced difficulty in finding sufficient numbers of qualified professional and production personnel. The Company has had a number of other executive officers leave the Company over the last twelve months. There can be no assurance that the Company will be successful in attracting and retaining the quantity and quality of personnel that it needs.

VOLATILITY OF STOCK PRICE; ABSENCE OF DIVIDENDS.

        The market prices for shares of high technology companies including the securities of SyQuest have been volatile. The Company's Common Stock has recently experienced substantial levels of short selling, which has depressed the market price, and increased the volatility of the market price, of the Company's Common Stock. Factors such as announcements of technological innovations or new products by the Company or its competitors, variations in the Company's quarterly operating results, continued high levels of short selling of the Common Stock, or general economic or stock market conditions unrelated to the Company's operating performance may have material adverse effects on the market price of the Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation, can result and has resulted in substantial costs and a diversion of management attention and resources. See "Risk Factors - Class Action and Shareholder Derivative Lawsuits."

        In addition, the Company believes that electronic bulletin board postings regarding the Company on America Online and other similar services, certain of which have in the past contained false information about Company developments, have in the past and may in the future contribute to volatility in the market price of the Common Stock. Any information concerning the Company, including projections of future operating results, appearing in such on-line bulletin boards or otherwise emanating from a source other than the Company should not be relied upon as having been supplied or endorsed by the Company.

        The Company has not paid any cash dividends since its inception, and it does not anticipate paying cash dividends in the foreseeable future, except that certain cash dividends may be paid in connection with the recent issuance of the Company's Series 3 Preferred Stock and the Series 4 Preferred Stock.

CERTAIN MARKETING AND SALES RISKS.

        As is common practice in its industry, the Company's arrangements with its customers generally allow customers, in the event of a price decrease, credit equal to the difference between the price originally paid and the new decreased price on units in the customers' inventories on the date of the price decrease. When a price decrease is anticipated, the Company establishes reserves for amounts it estimates will be reimbursed to qualifying customers. There can be no assurance that these reserves will be sufficient or that any future returns or price protection charges will not have material adverse effects on the Company's results of operations, particularly because future results will depend heavily on recently introduced products for which the

Company has little or no operating history. In addition, customers generally have stock rotation rights permitting them to return slower-moving products in inventory within specified time periods in return for compensating orders of other products. Any build-up of inventory at the Company or in its distribution channels that does not sell through to end users could have material adverse effects on the Company's operating results and financial condition.

        As is typical in the industry, from time to time the Company experiences product defects and product returns. There can be no assurance that the Company will not experience quality or reliability problems in the future that have material adverse effects on the Company's business and financial results.

        The Company markets its products primarily through computer product distributors and retailers. Distribution channels for personal computers and accessories have been characterized by rapid change, including consolidation and financial difficulties of distributors. The loss or ineffectiveness of any of the Company's major distributors could have a material adverse effect on the Company's results of operations. In addition, since the Company grants credit to its customers, a substantial portion of outstanding accounts receivable are due from computer product distributors and certain large retailers. At March 31, 1997, the customers with the ten highest accounts receivable balances totaled $12.12 million, or 46%, of gross accounts receivable at that date. The Company has no reason to believe these receivable balances are uncollectible, but if any one or a group of these customers' receivable balances should be deemed uncollectible, it would have a material adverse effect on the Company's results of operations and financial condition.

EFFECT OF ANTI-TAKEOVER PROVISIONS.

        The Company's Board of Directors has the authority to issue up to 4,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares, which, under certain circumstances, could be issued without any further vote or action by the Company's stockholders. To date, an aggregate of 380,000 shares of preferred stock have been issued: 20,000 shares of 7% Cumulative Preferred Stock; 5,500 shares of Convertible Preferred Stock, 24,500 shares of Series 2 Preferred Stock; 50,000 shares of Series 3 Preferred Stock and 280,000 shares of Series 4 Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of these preferred shares and any preferred stock that may be issued in the future. Such issuance, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, preferred stock may have other rights, including economic rights, senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. The Company is also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change of control of the Company.

CLASS ACTION AND SHAREHOLDER DERIVATIVE LAWSUITS.

        The Company has been named as a defendant in four putative class action lawsuits. Two of the actions, Ravens, et al. v. Iftikar, et al. (filed April 2, 1996) and Bellezza, et al. v. Iftikar, et al. (filed May 24, 1996) have been brought in the United States District Court for the Northern District of California and have been assigned to the Honorable Vaughn Walker (collectively, the "Federal Lawsuit"). Certain current and former officers and directors also have been named as defendants in the Federal Lawsuit. Plaintiffs have petitioned the Court to consolidate the foregoing complaints into one consolidated action. That request, as well as other procedural matters which arose during a July 18, 1996, case management conference, is under consideration. The plaintiffs in the Federal Lawsuit purport to represent a class of all persons who purchased the Company's Common Stock between October 21,1994 and February 1, 1996. The Federal Lawsuit alleges that the defendants violated the federal securities laws through material misrepresentations and omissions. The third suit is a purported class action entitled Gary S. Kaufman v. SyQuest Technology Inc., et al. was filed on March 25, 1996, in the Superior Court of the State of California for the County of Alameda (the "Kaufman Lawsuit"). Certain current and former executive officers and directors of the Company are also named as defendants in the Kaufman Lawsuit. The plaintiffs in the Kaufman Lawsuit purport to represent a class of all persons who purchased the Company's Common Stock between May 2, 1995, and February 2, 1996. The Kaufman Lawsuit, which alleges that defendants violated various California laws through material misrepresentations and omissions, seeks unspecified damages. The fourth purported class action, entitled Ravens, et al. v. Iftikar, et al., was filed on October 11, 1996, in the Superior Court of the State of California for the County of Alameda (the "Ravens Lawsuit"). The Ravens Lawsuit, which alleges that the Company and certain of its former officers and directors violated various California laws through material representations and omissions between October 21, 1994, and February 2, 1996, and is purportedly brought on behalf of persons who purchased stock during that period, seeks unspecified damages. The Ravens Lawsuit has been consolidated with the Kaufman Lawsuit discussed above. Plaintiffs are preparing a consolidated complaint. The Company intends to defend the cases vigorously.

        On May 14, 1996, the Company was served with a shareholder's derivative action filed in Alameda County, California, Superior Court entitled John Nitti, et al. v. Syed Iftikar, et al. On July 22, 1996, plaintiffs filed an amended complaint. The action seeks to recover unspecified damages and punitive damages on behalf of the Company from current and former officers and directors of the Company for alleged breach of fiduciary duty, unjust enrichment and waste of corporate assets. The Company is a nominal defendant in the action. The complaint alleges that the officers and directors issued false and misleading information and sold shares of the Company's stock at artificially inflated prices. The allegations are essentially the same as those in the putative class actions. The Company intends to defend this case vigorously.

        While the Company intends to vigorously defend the lawsuits, there can be no assurance as to what financial effect the pending litigation may have on the Company. From time to time, the Company is involved in litigation that it considers to be in the normal course of its business. Other than set forth in this prospectus, the Company is not engaged in any legal proceedings as of the date hereof which the Company expects individually or in the aggregate to have a material adverse effect on the Company's financial condition or results of operations.

USE OF PROCEEDS

        The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from the sale thereof. However, certain of the shares of Common Stock offered hereby are issuable in the future upon the exercise of the outstanding or issuable warrants, and the Company will receive the exercise prices payable upon any exercise of the warrants. There can be no assurance that all or any part of the warrants will be exercised.

SELLING STOCKHOLDERS

        The Selling Stockholders are (i) certain creditors of the Company who acquired Common Stock in exchange for cancellation of certain trade payables of the Company, (ii) certain persons who provided (or helped facilitate) equity financing to the Company or designees of such persons, and
(iii) certain persons who provided (or are providing) certain services to the Company. The shares of Common Stock covered by this Prospectus are being registered so that the Selling Stockholders may offer the shares for resale from time to time. See "Plan of Distribution." Except as described below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and other securities of the Company. C. Richard Kramlich, a principal of New Enterprises Associates VII L.P. ("NEA"), is also a director of the Company.

        The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of the Selling Stockholders as of May 6, 1997, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 3 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 3 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 3 Preferred Stock was issued, which price is $2.343. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 4 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 4 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 4 Preferred Stock was issued, which price is $2.343. The calculation of the total number of shares of Common Stock to be offered by the holders of such convertible securities, however, is an estimate based on a hypothetical conversion at the prices stated above with respect to the series 3 Preferred Stock and the Series 4 Preferred Stock, which prices are above the closing market price of the Common Stock as of June 25, 1997, which price is $1.844. If the $1.844 per share price were used instead of the per share prices listed above, the number of shares of Common Stock issuable upon conversion of the Preferred Stock would increase. The registration statement of which this Prospectus is a part includes in accordance with Rule 416 of the Securities Act, an indeterminate number of shares issuable upon conversion of the Series 3 Preferred Stock and the Series 4 Preferred Stock as a result of the floating rate conversion features thereof. The use of such hypothetical conversions prices is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock.

        The information included below is based upon information provided by the Selling Stockholders. Because the Selling Stockholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.


Name                   Shares of Common        Shares of Common
                       Beneficially owned     Stock being offered    Be
                       Prior to Offering                             Af
                       (1)(2)


Nidec Corporation/(4)        600,000                    600,000

Jardine Matheson
 & Co., Limited/(4)          564,582                    564,582

A-Corn Enterprises/(4)       548,002                    548,002

Silicon Systems/(4)          811,017                    811,017

Tongkah Electronics,
 Sdn Bhd/(4)               3,506,874                  3,506,874

Seksun Precision
Engineering Limited/(4)      141,957                    141,957

Fletcher International     8,634,016                  7,134,016
/(5)

RGC International
Investors, LDC/(6)(10)     4,417,930                  4,280,409

New Enterprise
Associates VII L.P./(6)    7,134,016                  7,134,016

Tail Wind Fund /(6)(7)       920,102                    920,102

CC Investments, LDC/(6)    4,280,409                  4,280,409

Capital Ventures
International/(6)          1,426,803                  1,426,803

Southbrook International
Investments Ltd./(6)       1,783,504                  1,783,504

Nelson Partners/(6)(11)    3,759,177                  2,853,606

Olympus Securities,        3,457,172                  2,853,606
Ltd./(6)(11)

Combination Inc./(6)       12,127,828                 12,127,828

Gross Foundation             925,412                    713,401
Inc./(6)

Millenco, L.P./(6)(7)      1,093,470                  1,093,470

Moshe Bodner/(7)             483,333                    483,333

Wharton Capital
Partners Ltd./(8)           514,630                     500,000

State Capital
Market Group, Ltd./(8)      620,000                     495,000

David Stefansky/(8)          10,000                      10,000

Bain & Company, Inc./(9)    320,000                     320,000

Total                    58,138,901                  54,640,512


(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after May 23, 1997. The actual number of shares of Common Stock beneficially owned is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock prevailing at the actual date of conversion of Preferred Stock, and whether or to what extent dividends to the holders of certain Preferred Stock are paid in Common Stock.

(3)     Assumes the sale of all shares offered hereby.

(4) Each of the listed Selling Stockholders hold shares of Common Stock received from the Company in exchange for cancellation of certain trade payables of the Company owed to such Selling Stockholder. Each of such Selling
Stockholders has executed a form of Securities Purchase Agreement and related Registration Rights Agreement filed as exhibits to the Company's Current Reports on Form 8-K dated February 28, 1997, and April 15, 1997. Each of such Selling Stockholders is a vendor of the Company.

(5) The Selling Stockholder holds 1,500,000 shares of Common Stock, and holds 50,000 shares of Series 3 Preferred Stock of the Company, which are convertible into shares of Common Stock. Each share of Series 3 Preferred Stock may be converted into a number of shares of Common Stock at a conversion price per share of Common Stock which is the greater of the arithmetical average of the closing sale prices of the Common Stock for the 5-day period preceding the conversion or 90% of the closing sale price the day before the conversion, but not greater than the closing sale price on April 2, 1997 ($2.343). The conversion price is adjusted, and the number of shares beneficially owned by the Selling Stockholder will vary accordingly, to reflect changes in the market price of the Common Stock, stock dividends, stock splits and certain other circumstances. The holders of Series 3 Preferred Stock also hold a warrant to purchase 5,000,000 shares of Common Stock at an exercise price equal to the greater of the arithmetical average of the closing sales price per share of common stock on the 5 consecutive trading days preceding the delivery of the exercise notice and 90% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but not greater than the closing sale price per share of the Common Stock on April 2, 1997. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. The number of shares shown as being offered in the table is based on (i) shares issuable directly upon conversion, at a conversion price of $2.343 (which is the conversion price based on the closing price of the Common Stock on the day the Series 3 Preferred Stock was issued) and (ii) the warrant to acquire 5,000,000 shares issues in connection with the sale of the Series 3 Preferred Stock. Notwithstanding the foregoing, the Selling Stockholder can convert Series 3 Preferred Stock into shares of Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock already held by such Selling Stockholder and its affiliates, would not exceed certain limits set forth in the controlling documents between the Company and the Selling Stockholder. For a further description of the rights of holders of Series 3 Preferred Stock, see the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 3, and the related Subscription Agreement (with exhibits) filed as an exhibit to the Company's Current Report on Form 8-K dated February 28, 1997.

(6) Each of the listed Selling Stockholders holds shares of Series 4 Preferred Stock of the Company, which are convertible into shares of Common Stock. Each share of Series 4 Preferred Stock may be converted into a number of shares of Common Stock at a conversion price which is the greater of the arithmetical average of the closing sale prices of the Common Stock for the five consecutive trading days preceding the conversion or 90% of the closing sale price the day before the conversion, but in any event not greater than $2.343. The holders of Series 4 Preferred Stock (or their designee) also hold a warrant to purchase shares of the Company's Common Stock at an exercise price equal to the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The number of shares of Common Stock underlying the warrants issued to the holders of Series 4 Preferred Stock (or their designee) equals the purchase price for the Series 4 Preferred Stock. For example, if a holder purchased $1 million of Series 4 Preferred Stock, it would receive a warrant to acquire 1 million shares of Common Stock. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. The number of shares shown as being offered in the table is based on (i) shares issuable upon conversion, at a conversion price of $2.343 (which is the conversion price based on the price per share of the Common stock on the date of the Series 4 Preferred Shares were first issued) and (ii) the number of warrant shares each Selling Stockholder (or its designee) acquired as part of the purchase of Series 4 Preferred Shares. Notwithstanding the foregoing and except for NEA, each listed Selling Stockholder can convert Series 4 Preferred Stock into Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock already held by such Selling Stockholder and its affiliates, would not exceed 4.9% of the then outstanding Common Stock, as determined in accordance with Section 13(d) of the Exchange Act. For a further description of the rights of holders of Series 4 Preferred Stock, see the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4, and the related Securities Purchase Agreement (with exhibits) filed as an exhibit to the Company's Current Report on Form 8-K dated April 15, 1997.

(7) Tail Wind Fund, and Millenco, L.P. each of which holds shares of Series 4 Preferred Stock, has notified the Company of its intent to designate a party other than itself to receive certain warrants to purchase Common Stock. Tail
Wind Fund has designated Moshe Bodner to receive a warrant to purchase 150,000 shares of Common Stock. Millenco, L.P.'s has designated Mr. Bodner to receive a warrant to purchase 333,333 shares of Common Stock. The actual right of the designee to receive the warrants is subject to the Company's receiving written instruction and representations from Mr. Bodner and Tail Wind Fund and Millenco, L.P., as the case may be, in a form acceptable to the Company such that the issuance will be in compliance with all applicable laws, including the Securities Act of 1933 as amended.

(8) Each Listed Selling Stockholder has the right to acquire Common Stock pursuant to certain warrants to purchase shares of Common Stock. The Company granted such Stock Purchase Warrants as part of the Selling Stockholders' compensation for their facilitation of certain financing for the Company. The exercise price for warrants id the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrants up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant.

(9) Bain & Company, Inc. ("Bain") received four warrants to purchase a total of 320,000 shares of the Company's Common Stock for services provided to the Company. The warrants are dated as of January 16, February 16, March 16, and April 16, 1997, and each is exercisable for four years from the date of grant. Each warrant is for the purchase of up to 80,000 shares of Common Stock. The exercise price per share of Common Stock is equal to the greater of (a) the arithmetic average of the closing sale price per share, or in the absence of a closing sale price on any day, the closing bid price per share on that day, of the Common Stock, as reported by the NASDAQ National Market for the five consecutive trading days preceding the grant date with respect to such warrant, and (b) the closing sale price per share, or in the absence of a closing sale price, the closing bid price per share, of the Common Stock, as so reported for the trading day preceding such grant date, minus $0.10. The warrant exercise prices of each of the four warrants relating to the dates of the warrant issuances were $3.06 for the warrant issued January 16, 1997, $2.59 for the warrant issued February 16, 1997, $2.73 for the warrant issued March 16, 1997, and $2.34 for the warrant issued April 16, 1997. The terms of these warrants and certain registration rights granted to Bain in connection therewith, are more fully described in the Report on Form 10-Q for the quarter ended March 31, 1997.

(10) The number of shares of Common Stock beneficially owned by RGC International Investors, LDC ("RDC") includes 137,521 shares of Common Stock underlying warrants issued to Rose Glen Funding, Inc. ("Rose Glen"), an affiliate of Rose Glenn Capital Management, L.P. (the investment manager of
RGC), from October 1996 through February 1997 as part of a financing separate from the Company's sale of Series 4 Preferred Stock, which shares of Common Stock have been previously registered by the Company pursuant to Registration Statement No. 333-17119.

(11) The number of shares of Common Stock beneficially owned by Nelson Partners ("Nelson") and Olympus Securities, Ltd. ("Olympus") includes 905,571 shares of Common Stock and 603,566 shares of Common Stock, respectively, underlying warrants issued to Nelson and Olympus from October 1996 through February 1997 as part of a financing separate from the Company's sales of Series 4 Preferred Stock, which shares of Common Stock have been previously registered by the Company pursuant to Registration Statement No. 333-17119. Citadel Limited Partnership is the managing general partner of Nelson and the trading Manager of Olympus, and consequently, has voting control and investment discretion over securities held by both Nelson and Olympus. The ownership information for Nelson does not include the shares owned by Olympus and the ownership information for Olympus does not include the shares owned by Nelson.


PLAN OF DISTRIBUTION

        The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights.

        The shares of Common Stock offered hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market or on any exchange which the common stock is listed for trading or in the over-the-counter market or otherwise at prices and on terms then prevailing or related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold to or through one or more broker-dealers, acting as agent or principal in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions. The shares of Common Stock offered hereunder may be used to settle sales of Common Stock effected on or after the date Preferred Stock is converted into Common Stock.

        In connection with any transaction involving the Common Stock, broker- dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. Broker- dealers and any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act.

        Any or all of the sales or other transactions involving the Common Stock described above, whether effected by the Selling Stockholders, any broker dealer or others, may be made pursuant to this Prospectus. In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

        To comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

        The Company and the Selling Stockholders have agreed, and hereafter may further agree, to indemnify each other and certain persons, including broker- dealers or others, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the Act.

LEGAL MATTERS

        Certain legal matters will be passed upon for the Company by Shartsis, Friese & Ginsburg LLP, San Francisco,
California.

EXPERTS

        The consolidated financial statements of SyQuest Technology, Inc. appearing in the SyQuest Technology, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


NO DEALER,
SALESPERSON OR OTHER
INDIVIDUAL HAS BEEN
AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT
CONTAINED IN THIS
PROSPECTUS IN CONNECTION
WITH THE OFFERING COVERED
BY THIS PROSPECTUS. IF
GIVEN OR MADE, SUCH
INFORMATION OR
REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY.
THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL                           54,640,512 SHARES
OR A SOLICITATION OF AN
OFFER TO BUY, THE COMMON                          SYQUEST TECHNOLOGY, I
STOCK IN ANY JURISDICTION
WHERE, OR TO ANY PERSON TO                              COMMON STOCK
WHOM, IT IS UNLAWFUL TO
MAKE SUCH OFFER OR
SOLICITATION. NEITHER THE
DELIVERY OF THIS PROSPECTUS
NOR ANY SALE HEREUNDER                                   PROSPECTUS
SHALL, UNDER ANY CIRCUM-
STANCES, CREATE ANY
IMPLICATION THAT THERE HAS
NOT BEEN ANY CHANGE IN THE
FACTS SET FORTH IN THIS
PROSPECTUS OR IN THE
AFFAIRS OF THE COMPANY
SINCE THE DATE HEREOF.



TABLE OF CONTENTS


AVAILABLE INFORMATION................1

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE...............1

THE COMPANY..........................2

RISK FACTORS.........................3

USE OF PROCEEDS.....................17

SELLING STOCKHOLDERS................18

PLAN OF DISTRIBUTION................23

LEGAL MATTERS.......................24

EXPERTS.............................24                        JULY 2, 1


        PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The following table sets forth all expenses, other than the underwriting discounts and commission, payable by the Company in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

        Registration fee                                             $3
        Blue sky qualification fees and expenses

        Printing
        Legal fees and expenses
                                                                      7
        Accounting fees and expenses
        Miscellaneous
                                                                    ---
        Total                                                        11
                                                                    ===

ITEM 15.        INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                The Company has the power, pursuant to Section 102 (7) of the Delaware General Corporation Law, to limit the liability of dire of the Company for certain breaches of fiduciary duty and, pursuant to 145 of the Delaware General Corporation Law, to indemnify its officers and directors and other persons for certain acts.

                The Company's Restated Certificate of
Incorporation includes the following provisions:

                The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under Delaware law as the same exists or as may hereafter be amended. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                The corporation is authorized to provide indemnification of officers, directors, employees or agents of the corporation for breach of duty to the corporation and its stockholders through By-law provisions or through agreements with such officers, directors, employees or agents, or both, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limits on such excess indemnification set forth in Section 102(b)(7) of the Delaware General Corporation Law.

                Pursuant to Section 145 of the Delaware General Corpora Law, a corporation generally has the power to indemnify its present and former directors officers, employees and agents against expenses incurr them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

                The Company believes that these provisions are necessar to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

                Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

                Article VI of the Company's Bylaws provides that the, Company by action of the Board of Directors, shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

                The Company has entered into indemnification agreements with each of its directors and executive officers which provide for mandatory indemnification and advancement of legal expenses as the individual is entitled to indemnification as determined in the m provided in the agreement. The burden is on the Company to establish the individual is not so entitled.

                The Company has purchased and maintains an insurance policy covering the officers and directors of the Company with respect to certain liabilities arising under the Act or arising under the Act or otherwise. Under the terms of their registration rights agreements, certain of the Selling Stockholders may obligated to indemnify the Company and its directors and officers under certain circumstances for liabilities under the Act.
the Act.

ITEM 16.  EXHIBITS.

                (a)     Exhibits.

EXHIBIT
NUMBER          DESCRIPTION OF DOCUMENT

  3.1          Restated Certificate of Incorporation of the
               Company. Incorporated by reference to Exhibit 3.1 of of the Company's Annual Report on Form 10-K/A for the fiscal period ended September 30, 1996


  3.2*         Amendment to Restated Certificate of
               Incorporation of the Company.  Incorporated by reference
               Exhibit 3.2 of the Company's Registration Statement on F S-3 filed December 2, 1996 (File No. 333-17119), as amen

4.1            Corrected Certificate of Designations,
               Preferences and Rights of 7% Cumulative Convertible Preferred Stock, Series 1. Incorporated by reference t
               Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 14, 1996 (the "June 14, 1996, Form 8-K").

4.2            Securities Purchase Agreement, dated as of May
               31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1.
               Incorporated by reference to Exhibit 10.1 to the June 14 1996, Form 8-K.


4.3            Registration Rights Agreement dated as of May
               31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock, Series 1.
               Incorporated by reference to Exhibit 10.2 to the June 14 1996, Form 8-K.


4.4            6% Convertible Subordinated Debenture dated July
               15, 1996. Incorporated by reference to Exhibit 10.3 to Company's Form S-3 Registration Statement No. 333-7369 ("Registration 333-7369").

4.5 Registration Agreement dated July 15, 1996, among the Company and WISRS (Malaysia) SDN.BHD.
               Incorporated by reference to Exhibit 10.4 to Registratio
               333-7369


4.6            Certificate of Designations, Preferences and
               Rights of Convertible Preferred Stock, Series 1, as amen and agreed to be amended. Incorporated by Reference to
               Exhibit 3.1 to the Company's Current Report on Form 8-K/ dated October 31, 1996 (the "October 31, 1996, Form 8-K/

4.7            Certificate of Designations, Preferences and
               Rights of 5% Cumulative Preferred Stock, Series 2.
               Incorporated by reference to Exhibit 3.2 to the October 1996, Form 8-K/A.

4.8            Securities Purchase Agreement dated as of
               October 8, 1996, among the Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of Registrati Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations. Incorporated by refer to Exhibit 10.1 to the October 31, 1996, Form 8-K/A.

4.9            Securities Purchase Agreement dated as of
               October 8, 1996, among the Company and certain buyers of Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Fo of Registration Rights Agreement and certain Schedules t the representations. Incorporated by reference to Exhib
               10.2 to the October 31, 1996, Form 8-K/A.

4.10           Securities Purchase Agreement dated as of
               October 8, 1996, among the Company and certain buyers of Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Fo of Registration Rights Agreement and certain Schedules t the representations. Incorporated by reference to Exhibit 10.3 to the October 31, 1996, Form

4.11           Securities Purchase Agreement dated as of
               October 8, 1996, among the Company and certain buyers of Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Fo of Registration Rights Agreement and certain Schedules t the representations. Incorporated by reference to Exhib
               10.4 to the October 31, 1996, Form 8-K/A.

4.12           Securities Purchase Agreement dated as of
               October 8, 1996, among the Company and certain buyers of Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Fo of Registration Rights Agreement and certain Schedules t the representations. Incorporated by reference to Exhib
               10.5 to the October 31, 1996, Form 8-K/A.

4.13            Securities Purchase Agreement dated as of
                September 27, 1996, between the Company and Atmel
                Corporation, including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit to the October 31, 1996, Form 8-K/A.

4.14            Securities Purchase Agreement dated as of
                October 18, 1996, between the Company and Petronic International, Inc., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.7 to the October 31, 1996, Form

4.15            Securities Purchase Agreement dated as of
                October 24, 1996, between the Company and SAE Magnetics Ltd., including the exhibit Form of Registration
                Rights Agreement. Incorporated by reference to Exhibit to the October 31, 1996, Form 8-K/A.

4.16            Securities Purchase Agreement dated as of
                October 25, 1996, between the Company and Freight Solut International, including the exhibit Form of Registration Rights Agreement. Incorporated by referen
                Exhibit 10.9 to the October 31, 1996, Form 8-K/A.

4.17 Subscription Agreement dated March 31, 1997, between the Company and Fletcher International Limited, including as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to Exhibit 10.1 to the Company's Current Repo Form 8-K dated February 28, 1997 (the"February 28, 1997 Form 8-K").

4.18            Securities Purchase Agreement dated as of
                February 28, 1997, between the Company and A-Corn
                Enterprises Company, Ltd., including the exhibit form o Registration Rights Agreement. Incorporated by referen
                Exhibit 10.2 to the February 28, 1997, Form 8-K.

4.19            Securities Purchase Agreement dated as of March
                19, 1997, between the Company and Seksun Precision Engineering Limited, including the exhibit form of Registration Rights Agreement. Incorporated by referen
                Exhibit 10.3 to the February 28, 1997, Form 8-K.

4.20            Securities Purchase Agreement dated as of March
                26, 1997, between the Company and Tongkah SDN.BHD., including the exhibit form of Registration Rights
                Agreement. Incorporated by reference to Exhibit 10.4 t February 28, 1997, Form 8-K.

4.21            Securities Purchase Agreement dated as of March
                26, 1997, between the Company and Silicon Systems, Inc. including the exhibit form of Registration Rights Agree Incorporated by reference to Exhibit 10.5 to the Februa 28, 1997, Form 8-K.

 .22             Securities Purchase Agreement dated as of April
                15, 1997, between the Company and Jardine Matheson & Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by referen
                Exhibit 10.1 to the Company's Current Report on Form 8-dated April 15, 1997 (the "April 15, 1997, Form 8-K").

4.23            Securities Purchase Agreements dated May 1,
                1997, between the Company and New Enterprises Associate L.P., including as Annex A thereto the Certificate of Designations, Preferences and Rights of Cumulative Convertible Preferred Stock, Series 4, as An thereto the form of Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections be made to the Certificate of Designations. Incorporat reference to the April 15, 1997, Form 8-K.

5.1             Opinion of Shartsis, Friese & Ginsburg LLP.

23.1 Consent of Ernst & Young LLP, independent auditors.

23.2            Consent of Shartsis, Friese & Ginsburg LLP.
                Reference is made to Exhibit 5.1.

24.1 Power of Attorney of certain officers and directors (included in Part II of the Registration Statement
                - previously filed).


ITEM 17.        UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed i Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        To include any prospectus required by
Section 10(a)(3) of the Act;

                        To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         To include any material information with respe
to the plan of distribution not previously disclosed in the registratio statement or any material change to such information in the registration statement.

                        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration
Statement.

                (2) That, for the purpose of determining any liabil under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        SIGNATURES

                Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 2nd day of July, 1997.

                                        SYQUEST TECHNOLOGY, INC.

                                        By: /s/ Edwin L. Harper
                                                Edwin L. Harper,
                                                President and Chief
                                                Executive Officer

                Pursuant to the requirements of the Securities Act, thi Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                           DA


/s/ Edwin L. Harper         President, Chief Executive             July
Edwin L. Harper             Officer and Director
                            (Principal Executive Officer)


/s/ Henry C. Montgomery     Executive Vice President,              July
Henry C. Montgomery         Finance and Chief Financial
                            Officer (Principal Financial
                            and Accounting Officer)

/s/ Edward L. Marinaro      Chairman of the Board and Director     July
Edward L. Marinaro

/s/ C. Richard Kramlich     Director                               July
C. Richard Kramlich

/s/ S. Joseph Baia**        Director                               July
S. Joseph Baia

**By Henry C. Montgomery his
        attorney in fact

/s/ Henry C. Montgomery
Henry C. Montgomery



 INDEX TO EXHIBITS


Exhibit
Number

                Description of Document
                                                                      P

3.1     Restated Certificate of Incorporation of the Company.
        Incorporated by reference to Exhibit 3.1 to the Company's Annual
        Report on Form 10-K  for the fiscal period ended
        September 30, 1995.


3.2 Amendment to Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-3 filed
        December 2, 1996 (File No. 333-17119),as amended


4.1 Corrected Certificate of Designations, Preferences and right of 7% Cumulative Convertible Preferred Stock, Series
        1.  Incorporated by reference to Exhibit 3.1    to the
        Company's Current Report on Form 8-K dated June 14, 1996 (the "June 14, 1996, Form 8-K").

4.2     Securities Purchase Agreement, dated as of May 31,
        1996, by and among the Company and holders of 7%
        Cumulative Convertible
        Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.1 to the June 14, 1996, Form 8-K.

4.3     Registration Rights Agreement dated as of May 31,
        1996, by and among the Company and holders of 7%
        Cumulative Convertible
        Preferred Stock, Series 1. Incorporated by reference to Exhibit 10.2 to the June 14,1996, Form 8-K.

4.4     6% Convertible Subordinated Debenture dated July 15,
        1996. Incorporated by reference to Exhibit 10.3 to the Company's Form S-
        3 Registration Statement No. 333-7369
        ("Registration 333-7369").

4.5     Registration Agreement dated July 15, 1996, among the
        Company and WISRS (Malaysia) SDN.BHD. Incorporated by reference to
        Exhibit 10.4 to Registration 333-7369.

4.6 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, as amended and agreed to be amended. Incorporated by reference to Exhibit 3.1 to the
        Company's Current Report on Form 8-K/A dated October 31, 1996 (the October 31, 1996, Form 8-K/A")

4.7     Certificate of Designations, Preferences and Rights of
        5% Cumulative
        Preferred Stock, Series 2. Incorporated by reference to Exhibit 3.2 to the October 31, 1996, Form 8-K/A.

4.8     Securities Purchase Agreement dated as of October 8,
        1996, among the
        Company and the buyers of the Convertible Preferred
        Stock, Series 1
        Including the following exhibits: Form of Warrant, Form of Registration
        Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit
        10.1 to the October 31, 1996, Form 8-K/A

4.9      Securities Purchase Agreement dated as of October
         8, 1996, among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit
         10.2 to the October 31, 1996, Form 8-K/A.

4.10    Securities Purchase Agreement dated as of October 8,
        1996 among the Company and certain buyers of the Series 2
        Preferred Stock, including
        the following exhibits:  Form of Escrow
        Agreement, Form of Warrant,
        Form of Registration Rights Agreement and certain
        Schedules to the
        representations.  Incorporated by reference to
        Exhibit 10.3 to the
        October 31, 1996, Form 8-K/A.

4.11 Securities Purchase Agreement dated as of October 8, 1996, among the Company and certain buyers of the Series 2 Preferred
        Stock, including the following exhibits: Form of Escrow Agreement,
        Form of Warrant, Form of Registration Rights
        Agreement and certain
        Schedules to the representations. Incorporated by reference to
        Exhibit 10.4 to the October 31, 1996, Form 8-K/A.

4.12    Securities Purchase Agreement dated as of October 8,
        1996, among the
        Company and certain buyers of the Series 2
        Preferred Stock, including
        the following exhibits: Form of Escrow Agreement, Form of Warrant,
        Form of Registration Rights Agreement and certain Schedules to the representations.  Incorporated by reference to
         Exhibit 10.5 to the
         October 31, 1996, Form 8-K/A.

4.13    Securities Purchase Agreement dated as of September
        27, 1996, between the   Company and Atmel Corporation,
        including the exhibit Form of Registration Rights
        Agreement. Incorporated by reference to Exhibit 10.6 to the October 31, 1996, Form 8-K/A.

4.14    Securities Purchase Agreement dated as of October 18,
        1996, between the Company and Petronic International,
        Inc., including the exhibit Form of Registration
        Rights Agreement. Incorporated by reference to Exhibit 10.7 to the October 31, 1996, Form 8-K/A.

4.15    Securities Purchase Agreement dated as of October 24,
        1996, between
        the Company and SAE Magnetics (HK) Ltd., including the exhibit Form of Registration Rights Agreement. Incorporated by reference to Exhibit
        10.8 to the October 31, 1996, Form 8-K/A.

4.16    Securities Purchase Agreement dated as of October 25,
        1996, between
        the Company and Freight Solutions International, including the exhibit
        Form of Registration Rights Agreement.
        Incorporated by reference to
        Exhibit 10.9 to the October 31, 1996, Form 8-K/A.

4.17 Subscription Agreement dated March 31, 1997, between the Company and Fletcher International Limited, including as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to Exhibit
        10.1 to the Company's Current Report on Form 8-K dated February 28, 1997 (the "February 28, 1997, Form 8-K").

4.18 Securities Purchase Agreement dated as of February 28, 1997, between the Company and A-Corn
        Enterprises Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the February 28, 1997, Form 8-K.

4.19    Securities Purchase Agreement dated as of March 19,
        1997, between the Company and Seksun Precision
        Engineering Limited, including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.3 to the February 28, 1997,
        Form 8-K.

4.20    Securities Purchase Agreement dated as of March 26,
        1997, between the
        Company and Tongkah SDN.BHD., including the exhibit form of Registration
        Rights Agreement.  Incorporated by reference to
        Exhibit 10.4 to the
        February 28, 1997, Form 8-K.

4.21    Securities Purchase Agreement dated as of March 26,
        1997, between the
        Company and Silicon Systems, Inc., including the exhibit form of
        Registration Rights Agreement. Incorporated by reference to Exhibit
        10.5 to the February 28, 1997, Form 8-K.

4.22    Securities Purchase Agreement dated as of April 15,
        1997, between the Company and Jardine Matheson &
        Company, Ltd., including the exhibit form of Registration
        Rights Agreement. Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated April
        15, 1997 (the "April 15, 1997, Form 8-K").

4.23 Securities Purchase Agreements dated May 1, 1997, between the Company and New Enterprises Associates VII L.P., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5% Cumulative
        Convertible Preferred Stock, Series 4, as Annex B thereto the form of
        Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections to be made to the Certificate of Designations. Incorporated by reference to the April
        15, 1997, Form 8-K.

5.1     Opinion of Shartsis, Friese & Ginsburg LLP.
                        38

23.1    Consent of Ernst & Young LLP, independent auditors.
                        39

23.2    Consent of Shartsis, Friese & Ginsburg LLP.
        Reference is made to Exhibit 5.1.


24.1    Power of Attorney of certain officers and directors
       (included in Part II of the Registration Statement).


        Exhibit 5.1

June 27, 1997


SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA 94538

        Re:   SyQuest Technology, Inc. - Registration
Statement on Form S-3

Dear Ladies and Gentlemen:

        We are counsel for SyQuest Technology, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 54,640,512 shares of Common Stock, par value $0.0001 per share of the Company (the "Common Stock"). It is our opinion that the shares of Common Stock to be offered and sold pursuant to the Registration Statement, as issued, or when issued upon the conversion of or in lieu of payment of cash dividends on certain shares of the Company's Preferred Stock or the exercise of certain warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 of the Registration Statement.

                        Sincerely yours,

                        SHARTSIS, FRIESE &
                        GINSBURG LLP


                        Steven O. Gasser



        Exhibit 23.1

CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of SyQuest Technology, Inc. for the registration of 54,640,512 shares of its common stock and to the incorporation by reference therein of our report dated December 11, 1996, except for note 15, paragraph 11, as to which the date is June 27, 1997, with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in the Annual Report (Form 10-K/A) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                               /s/
                                                              Ernst and

San Jose, California
June 27, 1997